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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-        ) with respect to Public
Storage, Inc.'s registration of common stock and in the related Proxy Statement and Prospectus of Public Storage, Inc. and Storage Properties, Inc. and to the incorporation by reference therein of our report dated February 26, 1996 with respect to the consolidated financial statements and schedules of Public Storage, Inc. in its Annual Report on Form 10-K, as amended by a Form 10-K/A (Amendment No. 2) dated May 14, 1996, for the year ended December 31,
1995 filed with the Securities and Exchange Commission, and to the use of our report dated February 27, 1996, except for Note 8, for which the date is March 4, 1996 with respect to the financial statements and schedules of Storage Properties, Inc. included in the Registration Statement and Proxy Statement and Prospectus.



                                        ERNST & YOUNG LLP


Los Angeles, California
May 14, 1996